GLOBAL SAVINGS CLUB, INC
FINANCIAL STATEMENTS
JULY 31, 2001

Index

Auditor's Report
Financial Statements
Statement of Earnings and Retained Earnings   Statement 1
Balance Sheet                                 Statement 2
Statement of Cash Flows                       Statement 3
Notes to the Financial Statements             Statement 4

AUDITOR'S REPORT

To the Directors of Global Savings Club, Inc.

I have audited the balance sheet of Global Savings Club Inc. as at July 31, 2001 and the statements of earnings and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. These standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of the company as at July 31, 2001 and the results of its operation for the year then ended in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

	__(Dan Nichvoldow)__________
	Certified General Accountant

Kelowna, British Columbia
April 15, 2002














STATEMENT 1
GLOBAL SAVINGS CLUB, INC
STATEMENT OF EARNINGS AND RETAINED EARNINGS
FOR THE YEAR ENDED JULY 31, 2001

                                                                                  2001               2000
REVENUE

Corporate Memberships                                   $     271          $     150
Administrative Services                                                                     160

  TOTAL                                                                                   271       310

EXPENSES

 Advertising & Promotion                                                          11        72
 Administrative Services                                                                      200
 Amortization                                                                         1,578       375
 Bank Charges & Interest                                                         69        80
 Consulting Fees                                                                     400
 License, Fees & Dues                                                             70       150
 Professional Fees                                                                  500       500
 Office                                                                                          629        48
 Rent                                                                                            300
 Telephone                                                                                               787
 Travel                                                                                                          44
 Workers Compensation                                                           53

  TOTAL                                                                                    3,610     2,256

NET EARNINGS (LOSS) FOR THE YEAR                        (3,339)   (1,946)

RETAINED EARNINGS (DEFICIT) Opening Balance     (5,987)   (4,041)

RETAINED EARNINGS (DEFICIT) Closing Balance    $(9,326)  $(5,987)


















STATEMENT 2
GLOBAL SAVINGS CLUB, INC.
BALANCE SHEET
JULY 31, 2001

                                                                                     2001	2000
ASSETS

CURRENT ASSETS

Cash                                                                         $    78   $   136
GST Receivable                                                            20          41
Due From Global U.S.                                            2,296

  TOTAL                                                                      2,394        177

CAPITAL ASSETS (Note 3)                                    2,428      2,124

  TOTAL                                                                  $ 4,822    $ 2,301

LIABILITIES

CURRENT LIABILITIES

Accounts Payable                                                  $ 1,000   $   500
Note Payable Williams                                             2,489     2,489
Note Payable Van Den Ham                                                24,948
Due to Nordine & Co                                                                   108

  TOTAL                                                                      28,437     3,097

DUE TO SHAREHOLDER (Note 4)                    (14,389)    5,091

EQUITY

SHARE CAPITAL (Note 5)                                          100       100

RETAINED EARNINGS                                          (9,326)   (5,987)

TOTAL LIABILITIES AND EQUITY                       $ 4,822   $ 2,301

Approved:

Director









STATEMENT 3
GLOBAL SAVINGS CLUB, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JULY 31, 2001

                                                                                               2001          2000
CASH PROVIDED

Accounts Payable                                                          $                $   500
Common Shares Issued                                                                     100
Due to Nordine & Co.                                                                                8
Due From Rocky's Auto                                                       150
Due from Starlit Manufacturing                                          200
GST ITC's                                                                                 43          221
Less Accumulated Amortization                                    1,012          375
Note Payable to Williams                                                2,489       2,489
Petty Cash Funds                                                                                  100
Retained Earnings                                                              725
Shareholder Loans                                                       11,210        4,978
Share Subscriptions Receivable                                      100

TOTAL CASH PROVIDED                                             15,929        8,671

CASH APPLIED

Accounts Payable                                                                 259        4,250
Computer Hardware	                                                   300        2,499
Due from Global U.S.                                                       2,296
Due from Rocky's Auto                                                                          150
Due to Nordine & Co.                                                       3,716
Net Loss                                                                             1,125        1,729
GST Collectable                                                                      22              41
GST Refundable                                                                                        41
Loan S. Nordine                                                                3,615
Note Payable H. Stehr                                                      2,000
Proprietary Software                                                         2,654
Retained Earnings                                                                                 100

TOTAL CASH APPLIED                                                  15,987        8,810

NET INCREASE (DECREASE) IN CASH                          (58)         (139)

CASH, beginning of year	                                                    136           175

CASH, end of year	                                                $    78      $   136

AS REPRESENTED BY

      Cash	                                                                              $   78       $  136




STATEMENT 4
GLOBAL SAVINGS CLUB, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED JULY 31, 2001

1.  NATURE OF OPERATIONS

The company is incorporated under the laws of British Columbia and is engaged in the operation of a subscription service and buyers club.

2.  SIGNIFICANT ACCOUNTING POLICIES
    Amortization: Capital assets are recorded at cost and are amortized over their estimated useful lives. Amortization is calculated according to rates shown below, with one half of the rate in the year of acquisition.

3.  CAPITAL ASSETS

                                                                     Accumulated      2001        2000
                                                         Cost    Amortization        Net            Net
Computer Equipment       30%    $2,499     $1,012        $1,487    $2,124
Proprietary Software        100%     1,882           941              941

  TOTAL                                            $4,381     $1,953      $2,428  $2,124

4. DUE TO SHAREHOLDERS

Amounts due to the shareholders are unsecured, without interest or specific terms of repayment.

5.  	SHARE CAPITAL

Authorized:

7,000,000	Class A common voting shares without par value
  995,000	Class B common voting shares without par value
  500,000	Class C common voting shares without par value
  500,000	Class D common voting shares without par value
  250,000	Class E common non-voting shares without par value
  250,000	Class F common non-voting shares without par value
  250,000	Class G common non-voting shares without par value
  250,000	Class H common non-voting shares without par value
      2,500	Class I preferred voting shares with a par value of
                                             $1,000.00
      2,500	Class J preferred non-voting shares with a par value of
                                             $1,000.00

Issued:

                                                                                     2001	2000
1,000,000 Class A Common Shares                $  100        $  100